Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Michael W. Rogers	William B. Boni
Executive Vice President and CFO	VP, Corp. Communications
(781) 861-8444	(781) 402-3410

INDEVUS PHARMACEUTICALS ANNOUNCES

SECOND QUARTER FISCAL 2003 RESULTS

LEXINGTON, MA, May 13, 2003 — Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV) today announced its consolidated results of operations for the three and six-month periods ended March 31, 2003.

The Company reported a net loss of $2,966,000 or $0.06 per share diluted, for the three-month period ended March 31, 2003, compared to a net loss of $4,808,000, or $0.10 per share diluted, for the three-month period ended March 31, 2002. For the six-month period ended March 31, 2003, the Company reported a net loss of $8,397,000, or $0.18 per share diluted, compared with a net loss of $6,754,000, or $0.15 per share diluted, for the six-month period ended March 31, 2002.

At March 31, 2003, the Company had cash, cash equivalents and marketable securities totaling approximately $33,908,000.

“Highlighting recent developments at Indevus were the presentation of Phase III clinical trial data on trospium for overactive bladder (OAB) and the submission of a New Drug Application (NDA) for this compound in late April,” said Glenn L. Cooper, M.D., chairman, president and chief executive officer of Indevus.

“The Phase III data, presented at the American Urology Association (AUA) meeting, showed that trospium met the dual, pre-specified endpoints of the trial, significantly reducing both the frequency of urination (toilet voids) and the number of urge incontinent episodes among patients with OAB,” said Dr. Cooper. “Treatment with trospium also reduced the severity of urgency, another defining symptom of OAB, and was well tolerated.

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“Following the release of these data at the AUA, the Company submitted an NDA for trospium to the U.S. Food and Drug Administration (FDA),” said Dr. Cooper. “The NDA includes the results of 32 clinical studies involving over 2,700 subjects and patients, including 12 double-blind, placebo- or active-controlled studies, 12 clinical pharmacology and pharmacokinetic studies and 8 uncontrolled studies. In addition to this clinical database, over 10,000 trospium patients have been followed in post-marketing trials in Europe.

“As part of the ongoing development program for trospium, the Company is conducting additional clinical trials in the U.S. to explore further certain attributes of trospium,” said Dr. Cooper. “We are also currently evaluating a broad range of commercialization opportunities for trospium in the U.S.

“In March, the Company signed an exclusive agreement with Shire Laboratories, Inc., to develop extended release formulations of trospium,” said Dr. Cooper. “By applying the proprietary formulation and drug delivery capabilities of Shire, we expect to improve the highly competitive attributes of the existing formulation of trospium. Our objective is to introduce once-a-day trospium at the appropriate time in the life cycle of the twice-a-day product. We expect to begin clinical trials with a once-a-day formulation later this year.

“The Company added an exciting new compound to our pipeline in April with the licensing of exclusive, worldwide rights from Aventis SA to aminocandin, a member of a new class of anti-fungal compounds, echinocandins, for the treatment of a broad spectrum of systemic, invasive, debilitating and life-threatening infections,” said Dr. Cooper. “Based on highly predictive pre-clinical studies of aminocandin, we believe the profile of this compound is very competitive with other classes of anti-fungal agents and with other echinocandins. We believe that Aventis has established a comprehensive pre-clinical dossier on aminocandin, and we plan to initiate our development activities with aminocandin immediately, including clinical testing with the intravenous formulation later in 2003. In addition, we plan to vigorously pursue technological solutions related to an oral formulation of aminocandin.”

Consolidated revenues were $2,871,000 for the three-month period ended March 31, 2003, compared to $86,000 for the three-month period ended March 31, 2002. For the six-month period ended March 31, 2003, consolidated revenues were $3,693,000 compared to $3,627,000 for the six-month period ended March 31, 2002. Fiscal 2003 and 2002 revenues were derived primarily from royalty payments from Eli Lilly & Company on sales of Sarafem™, launched by Lilly in August 2000. Revenue related to Sarafem during the 2003 periods includes $2,184,000 in accelerated milestone payments and $777,000 in contract and license fee revenue received from Lilly related to a renegotiated Sarafem agreement.

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The Company’s consolidated expenses for the three-month period ended March 31, 2003 were $5,996,000, compared to $5,191,000 for the three-month period ended March 31, 2002. For the six-month period ended March 31, 2003, consolidated expenses were $12,440,000, compared to $10,852,000 for the six-month period ended March 31, 2002. Increased expenses during the fiscal year 2003 three and six-month periods over the comparable fiscal year 2002 periods include increased research and development expenditures for the clinical testing, NDA preparation and pre-commercialization activities for trospium.

Indevus Pharmaceuticals is engaged in the development and commercialization of a portfolio of products and product candidates, including multiple compounds in late-stage clinical development. The Company’s core products under development include trospium for overactive bladder, pagoclone for panic/anxiety disorders, IP 751 for pain and inflammation, PRO 2000 for the prevention of infection by HIV and other sexually transmitted pathogens, and aminocandin for systemic, invasive fungal infections.

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly trospium; the early stage of products under development; need for additional funds and corporate partners, including for the commercialization of trospium and the development of pagoclone; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; dependence on third parties for manufacturing and marketing; competition; risks associated with contractual arrangements; limited patent and proprietary rights; dependence on market exclusivity; and other risks.

INDEVUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and six months ended March 31, 2003 and 2002

(Amounts in thousands except per share data)

(Unaudited)

	For the three months ended March 31,		For the six months ended March 31,
	2003	2002	2003	2002
Total revenues	$2,871	$86	$3,693	$3,627

Costs and expenses:
Cost of revenues	596	85	806	923
Research and development	3,240	2,501	7,017	5,746
General and administrative	2,160	2,605	4,617	4,183

Total costs and expenses	5,996	5,191	12,440	10,852

Loss from operations	(3,125)	(5,105)	(8,747)	(7,225)
Investment income, net	159	298	350	526
Minority interest	—	(1)	—	(55)

Net loss	$(2,966)	$(4,808)	$(8,397)	$(6,754)

Net loss per common share:
Basic and diluted	$(0.06)	$(0.10)	$(0.18)	$(0.15)

Weighted average common shares:
Basic and diluted	46,886	46,508	46,881	45,068

INDEVUS PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31,	September 30,
	2003	2002
Cash, cash equivalents and marketable securities	$33,908	$41,543
Other assets	3,419	2,388

Total assets	$37,327	$43,931

Current liabilities	8,476	6,700
Minority interest	13	13

Capital	306,114	306,097
Accumulated deficit	(277,276)	(268,879)

Total stockholders’ equity	28,838	37,218

Total liabilities and stockholders’ equity	$37,327	$43,931